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                                                                   EXHIBIT 10.42

                      FIRST AMENDMENT TO CONTRACT OF SALE


         THIS FIRST AMENDMENT TO CONTRACT OF SALE (this "Amendment") is made and entered into effective as of the 25th day of July, 1997, by and between THOUSAND TRAILS, INC., a Delaware corporation ("Seller"), and SILVERLEAF RESORTS, INC., a Texas corporation ("Purchaser").


                              W I T N E S S E T H:

         WHEREAS, effective May 2, 1997, Seller and Purchaser entered into that certain Contract of Sale pursuant to which Seller agreed to sell and Purchaser agreed to purchase and pay for three resorts more particularly described therein (herein the contract is referred to as the "Contract"); and

         WHEREAS, Seller and Purchaser desire to amend the Contract;

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt, accuracy and sufficiency of which is hereby acknowledged, Seller and Purchaser hereby agree as follows:

         1. Notwithstanding anything to the contrary contained in the Contract, Seller and Purchaser hereby agree that Purchaser shall have no obligation to purchase the "Cherokee Landing Resort" pursuant to the Contract and that all references to the "Cherokee Landing Resort" are hereby deleted from the Contract. Accordingly, Article I of the Contract is hereby deleted and replaced with the following new Article I:


                                   ARTICLE I

                                    PROPERTY

                 The conveyance by Seller, or Seller's subsidiary corporation that holds title, to Purchaser shall include the following described tracts or parcels of land, together with all and singular the rights and appurtenances pertaining to such land including any right, title and interest of Seller in and to adjacent strips or gores, streets, alleys, or rights-of-way and all rights of ingress and egress thereto:

                          Parcel 1:  Those certain tracts of land located in
                 LaSalle County, Illinois, commonly known as the "Fox River Resort," in the aggregate amount of approximately 178 acres, including (i) five (5) tracts of land more particularly described in Exhibit "A" attached hereto and made a part hereof for all purposes, which aggregate approximately 138 acres, and (ii) a sixth tract of



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                 approximately 40 acres which will be surveyed and described prior to closing; and

                          Parcel 2:  Those certain tracts of land located in
                 Jefferson County, Missouri, commonly known as the "Jefferson Resort," and being more particularly described in Exhibit "B" attached hereto and made a part hereof for all purposes.


         Hereafter the aforesaid real property is referred to collectively as the "Land."

                 The conveyance by Seller to Purchaser shall also include all buildings and other improvements on the Land, including specifically, without limitation, all campsites, recreational and community facilities, comfort centers, lakes and parks located thereon (the foregoing property is herein referred to collectively as the "Improvements").

                 The conveyance by Seller to Purchaser shall also include all fixtures and personal property, tangible or intangible, of any kind whatsoever owned by Seller and used in connection with the Land and/or Improvements, including but not limited to, the following items:

                          a. All machinery, equipment, fixtures, furniture and other personal property of every kind and character owned by Seller and located on or used in connection with the operation of the Land and Improvements;

                          b. The names "Fox River Resort" and "Jefferson Resort" as used in the ownership or operation of the Land and Improvements;

                          c. All outstanding membership contracts which have been generated from the sale of memberships at the campsites being operated by Seller on the Land (except for Gold Card memberships), together with certain receivables, hereinafter mentioned, which are payable to Seller and which represent the unpaid portion of the purchase price for such memberships;

                          d. All licenses, franchises and permits used in or relating to the ownership, occupancy or operation of the resorts being operated by Seller on the Land including, in particular, any water permits or other utility permits; and





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                          e.      Any developer's, declarant's, or owner's
                 interests under any operating agreements or reciprocal easement agreements or other similar agreements affecting and/or benefiting the Land.

         The foregoing items are hereinafter collectively referred to as the "Resort Assets."

                 Hereinafter all property being conveyed to Purchaser by Seller pursuant to this Contract including the Land, the Improvements and the Resort Assets are sometimes referred to collectively as the "Subject Property."

         2. Seller and Purchaser further agree that Article II of the Contract is hereby deleted and replaced with the following new Article II:


                                   ARTICLE II

                                 PURCHASE PRICE

                 The purchase price to be paid by Purchaser to Seller for the Subject Property (less the receivables described in Article I, c.) shall be as follows:

                          Fox River Resort                   $1,655,000.00
                          Jefferson Resort                   $1,242,500.00
                                                             -------------

                          Total Purchase Price               $2,897,500.00

         The purchase price shall be payable all in cash at the closing.

         3. All references to "Cherokee Landing Resort" in Articles VII and XXVIII of the Contract are hereby deleted.

         4. Except as specifically set forth above, all terms and conditions of the Contract shall remain in full force and effect. All capitalized terms not otherwise defined herein shall have the meaning given to such terms in the Contract.





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         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date and year first above written.

                                       SELLER:
                                       ------

                                       THOUSAND TRAILS, INC., a Delaware
                                       corporation


                                       By: /s/ KENNETH E. HENDRYCY
                                          -------------------------------------
                                       Name:   Kenneth E. Hendrycy
                                            -----------------------------------
                                       Its:    Vice President
                                           ------------------------------------


                                       PURCHASER:
                                       ---------

                                       SILVERLEAF RESORTS, INC., a Texas
                                       corporation



                                       By: /s/ ROBERT E. MEAD
                                          -------------------------------------
                                       Name:   Robert E. Mead
                                            -----------------------------------
                                       Its:    Chief Executive Officer
                                           ------------------------------------





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